Exhibit 99.1

For Immediate Release:	Douglas R. Jamieson Chief Executive Officer (203) 629 9595 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.

Reports Fourth Quarter and Full Year Results

-	Book Value was $40.48 per share at year-end 2022

-	Yea-end AUM: $1.84 billion at December 31, 2022 vs. $1.78 billion at December 31, 2021

-	Net Inflows were $100 million for the year

-	Full year Merger Arbitrage performance[1]: +4.47% gross, +2.75% net

Greenwich, CT, February 8, 2023 – Associated Capital Group, Inc. (“AC” or the “Company”), a diversified financial services company, today reported its financial results for the fourth quarter and full year-ended December 31, 2022.

Financial Highlights - GAAP Basis

($ in 000's except AUM and per share data)

(Unaudited)	Fourth Quarter		Full Year
	2022	2021	2022	2021
AUM - end of period (in millions)	$1,842	$1,781	$1,842	$1,781
AUM - average (in millions)	1,811	1,735	1,817	1,595

Revenues	7,538	13,998	15,228	20,924
Operating Loss	(2,616)	(2,131)	(11,262)	(19,076)
Investment and other non-operating income, net	19,550	14,961	(49,203)	100,415
Income/(loss) before income taxes	16,934	12,830	(60,465)	81,339
Net income/(loss) to shareholders:
Net income/(loss)	13,664	9,429	(48,907)	59,203
Net income/(loss) per share-diluted	$0.62	$0.43	$(2.22)	$2.68

Class A shares outstanding (thousands)	3,027	3,095	3,027	3,095
Class B shares outstanding (thousands)	18,963	18,963	18,963	18,963
Total shares outstanding (thousands)	21,990	22,058	21,990	22,058
Book Value Per Share	$40.48	$42.48	$40.48	$42.48

_____________________________

1 Performance is shown in US dollars and does not include the impact of currency hedging programs related to non-US dollar classes of certain investment funds.

Giving Back to Society - (Y)our "S" in ESG

On November 11, 2022, the Board of Directors of AC approved a $0.15 per share shareholder designated charitable contribution ("SDCC") for registered shareholders as of January 18, 2023. Based on the program created by Warren Buffett at Berkshire Hathaway, our corporate charitable giving is somewhat unique in that the recipients of AC's charitable contributions are chosen directly by the shareholders, rather than our corporate officers. Since our spin off as a public company, the shareholders of AC have donated approximately $34 million, including $3.0 million for the most recent SDCC, to over 160 different charities that address a broad range of local, national, and international concerns.

Fourth Quarter Financial Data

-	Assets under management ended the quarter at $1.84 billion compared to $1.75 billion at September 30, 2022 and $1.78 billion at December 31, 2021.

-	At December 31, 2022, book value was $40.48 per share versus $39.96 per share at September 30, 2022 and $42.48 per share at December 31, 2021.

Fourth Quarter Results

Fourth quarter revenues of $7.5 million were $6.5 million lower than the $14.0 million for the fourth quarter of 2021. This was primarily the result of lower performance-based incentive fees partially offset by higher management fees based on higher average AUM.

Total operating expenses, excluding management fee, were $10.2 million in the fourth quarter 2022 compared to $14.9 million in the comparable 2021 period reflecting lower variable performance-based compensation expense in 2022.

Net investment and other non-operating income was $19.6 million for the fourth quarter, an increase of $4.6 million from the $15.0 million recorded in the year ago quarter. This was primarily the result of the appreciation of our internal portfolios in the last quarter of 2022.

There was no management fee expense in the fourth quarter due to losses in 2022 compared to a management fee expense of $1.2 million in the fourth quarter of 2021. Our provision for income taxes was $2.9 million for the quarter compared to $2.6 million in the comparable period of 2021.

Full Year Results

Revenues for the year-ended 2022 were $15.2 million compared to $20.9 million in 2021, largely the result of lower performance-based incentive fees offset in part by higher management fees based on higher average AUM in 2022.

For 2022, the operating loss before management fee was $11.3 million compared to $10.7 million in 2021, a combination of lower revenues and incrementally higher insurance premiums in 2022.

The net investment and other non-operating loss was $49.2 million versus income of $100.4 million generated in 2021. In 2022, market volatility brought on by rising interest rates, geo-political factors, and accelerating inflation impacted AC's investments, other than investments in merger arbitrage funds, on a mark-to-market basis.

In 2022, there was no management fee expense due to losses in the period compared to a management fee expense of $8.4 million in 2021.

Our income tax rate for the year was 24.7% compared to 21.8% for the prior year primarily driven by foreign investments and foreign income which reduced the prior year rate.

Assets Under Management (AUM)

Assets under management at December 31, 2022 reached a record of $1.84 billion, up $61 million from year-end 2021 due to annual net inflows of $100 million and market appreciation of $34 million, partially offset by the impact of currency fluctuations of $73 million from non-US dollar classes of investment funds.

AUM since spin-off:

	December 31,
($ in millions)	2022	2021	2020	2019	2018	2017	2016	2015
Merger Arbitrage	$1,588	$1,542	$1,126	$1,525	$1,342	$1,384	$1,076	$869
Event-Driven Value(a)	222	195	180	132	118	91	133	145
Other	32	44	45	59	60	66	63	66
Total AUM	$1,842	$1,781	$1,351	$1,716	$1,520	$1,541	$1,272	$1,080

(a) Assets under management represent the assets invested in this strategy that are attributable to AC.

Alternative Investment Management

The alternative investment strategy offerings center around our merger arbitrage strategy which has an absolute return focus of generating returns independent of the broad equity and fixed income markets. We also offer strategies utilizing fundamental, active, event-driven and special situations investments.

Merger Arbitrage

For the fourth quarter 2022, the longest continuously offered fund in the merger arbitrage strategy generated gross returns of 4.40% (3.45% net of fees). For the full year, gross returns were 4.47% (2.75% net of fees), adding to its historical record of positive net returns in 36 of the last 38 years. A summary of the performance is as follows:

							Since
Performance%(a)	4Q '22	2022	2021	2020	2019	5 Year(b)	1985(b)(c)
Merger Arb
Gross	4.40	4.47	10.81	9.45	8.55	7.49	10.22
Net	3.45	2.75	7.78	6.70	5.98	5.15	7.24

(a) Net performance is net of fees and expenses, unless otherwise noted. Performance shown for an actual fund in this strategy. The performance of other funds in this strategy may vary. Past performance is no guarantee of future results.

(b) Represents annualized returns through December 31, 2022

(c) Inception Date: February 1985

Worldwide M&A activity totaled $3.6 trillion for 2022 with Technology accounting for a record 20% of deal making. Although M&A activity was down 37% in 2022 compared to the prior year, M&A activity is still in line with pre-pandemic levels. It is important to note that rising nominal interest rates may help to bolster merger arbitrage returns in the near term, because deal spreads widen to compensate arbitrageurs for the opportunity cost of a "riskless" investment (i.e. U.S. treasury bills) and for the time value of money.

The Merger Arbitrage strategy is offered by mandate and client type through partnerships and offshore corporations serving accredited as well as institutional investors. The strategy is also offered in separately managed accounts, a Luxembourg UCITS and a London Stock Exchange listed investment company, Gabelli Merger Plus + Trust Plc (GMP-LN).

Merger Arbitrage (1)
Percent Return (%)
Year	Gross Return	Net Return	90 Day T-Bills
2022	4.47	2.75	1.50
2021	10.81	7.78	0.05
2020	9.45	6.70	0.58
2019	8.55	5.98	2.25
2018	4.35	2.65	1.86
2017	4.69	2.92	0.84
2016	9.13	6.44	0.27
2015	5.33	3.43	0.03
2014	3.89	2.29	0.03
2013	5.33	3.43	0.05
2012	4.32	2.63	0.07
2011	4.89	3.07	0.08
2010	9.07	6.35	0.13
2009	12.40	9.15	0.16
2008	0.06	-0.94	1.80
2007	6.39	4.26	4.74
2006	12.39	8.96	4.76
2005	9.40	6.63	3.00
2004	5.49	3.69	1.24
2003	8.90	6.26	1.07
2002	4.56	2.45	1.70
2001	7.11	4.56	4.09
2000	18.10	13.57	5.96
1999	16.61	12.31	4.74
1998	10.10	7.21	5.06
1997	12.69	9.21	5.25
1996	12.14	8.84	5.25
1995	14.06	10.27	5.75
1994	7.90	5.53	4.24
1993	12.29	8.91	3.09
1992	7.05	4.78	3.62
1991	12.00	8.76	5.75
1990	9.43	6.67	7.92
1989	23.00	17.55	8.63
1988	45.84	35.66	6.76
1987	-13.67	-14.54	5.90
1986	33.40	26.14	6.24
1985	30.47	22.64	7.82

Average	10.59	7.50	3.22

(1) The performance above refers to our longest continuously offered fund in the merger arbitrage strategy (net and gross returns). Net returns are net of management and incentive fees. Individual investment returns may differ due to timing of investment and other factors. Past performance is not indicative of future results.

Acquisitions

Associated Capital Group's plan is to accelerate the use of its capital. We intend to leverage our research and investment capabilities by pursuing acquisitions and alliances that will broaden our product offerings and add new sources of distribution. In addition, we may make direct investments in operating businesses using a variety of techniques and structures to accomplish our objectives.

Shareholder Dividends and Buybacks

At its meeting on November 11, 2022, the Board of Directors declared a semi-annual dividend of $0.10 per share which was paid on December 15, 2022 to shareholders of record on December 1, 2022.

During the fourth quarter, AC repurchased 13,212 Class A shares, for $0.5 million, at an average investment of $39.66 per share.

Since our spin-off from GAMCO on November 30, 2015, AC has returned $156.3 million to shareholders through share repurchases and exchange offers, and paid dividends of $32.1 million.

At December 31, 2022, there were 3.027 million Class A shares and 18.963 million Class B shares outstanding.

About Associated Capital Group, Inc.

Associated Capital Group, Inc. (NYSE:AC), based in Greenwich, Connecticut, is a diversified global financial services company that provides alternative investment management through Gabelli & Company Investment Advisers, Inc. (“GCIA”). We have also earmarked proprietary capital for our direct investment business that invests in new and existing businesses. The direct investment business is developing along several core pillars including Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor, and Gabelli Principal Strategies Group, LLC (“GPS”), created to pursue strategic operating initiatives.

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.

	Year-to-date
($ in 000's)	2022	2021
Operating loss - GAAP	$(11,262)	$(19,076)

Add: management fee expense	-	8,426

Operating loss before management fee - Non-GAAP	$(11,262)	$(10,650)

Table I

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Amounts in thousands)

	December 31,	December 31,
ASSETS	2022	2021

Cash, cash equivalents and US Treasury Bills (a)(c)	$404,463	$380,044
Investments in securities and partnerships (a)(c)	435,610	501,706
Investment in GAMCO stock (b)	36,683	60,389
Receivable from brokers (a)	12,072	42,478
Income taxes receivable, including deferred tax assets, net	10,320	-
Other receivables (a)	6,324	18,409
Other assets (a)(c)	22,218	25,201
Investments in marketable securities held in trust (a)(c)	-	175,109
Total assets	$927,690	$1,203,336

LIABILITIES AND EQUITY

Payable to brokers (a)	$7,784	$9,339
Income taxes payable, including deferred tax liabilities, net	-	8,575
Compensation payable	13,936	19,730
Securities sold short, not yet purchased (a)	2,874	12,905
Accrued expenses and other liabilities (a)(c)	2,707	3,580
Deferred underwriting fee payable (a)(c)	-	6,125
PMV warrant liability (a)(c)	-	5,280
Sub-total	$27,301	$65,534

Redeemable noncontrolling interests (a)(c)	10,193	202,456

Total Associated Capital Group, Inc. equity	890,196	937,102
Noncontrolling interests (a)(c)	-	(1,756)
Total equity	890,196	935,346

Total liabilities and equity	$927,690	$1,203,336

(a) Includes amounts related to consolidated variable interest entities ("VIEs") and voting interest entities ("VOEs"), refer to the Consolidated Financial Statements included in the 10-K report to be filed for the year ended December 31, 2022 for more details on the impact of consolidating these entities.

(b) 2,407,000, and 2,417,500 shares, respectively.

(c) Reflects the deconsolidation of PMV Sponsor and SPAC during 2022.

Table II

ASSOCIATED CAPITAL GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Investment advisory and incentive fees	$7,392	$13,903	$14,801	$20,530
Other	146	95	427	394
Total revenues	7,538	13,998	15,228	20,924

Compensation costs	8,352	12,747	18,883	24,457
Other operating expenses	1,802	2,165	7,607	7,117
Total expenses	10,154	14,912	26,490	31,574

Operating income/(loss) before management fee	(2,616)	(914)	(11,262)	(10,650)

Investment gain/(loss)	16,214	14,102	(56,513)	93,405
Interest and dividend income from GAMCO	97	154	466	5,442
Interest and dividend income, net	4,952	2,777	9,971	6,357
Shareholder-designated contribution	(1,713)	(2,072)	(3,127)	(4,789)
Investment and other non-operating income/(expense), net	19,550	14,961	(49,203)	100,415

Income/(loss) before management fee and income taxes	16,934	14,047	(60,465)	89,765
Management fee	-	1,217	-	8,426
Income/(loss) before income taxes	16,934	12,830	(60,465)	81,339
Income tax expense/(benefit)	2,855	2,611	(14,943)	17,705
Income/(loss) before noncontrolling interests	14,079	10,219	(45,522)	63,634
Income/(loss) attributable to noncontrolling interests	415	790	3,385	4,431
Net income/(loss) attributable to Associated Capital Group, Inc.'s shareholders	$13,664	$9,429	$(48,907)	$59,203

Net income/(loss) per share attributable to Associated Capital Group, Inc.'s shareholders:
Basic	$0.62	$0.43	$(2.22)	$2.68
Diluted	$0.62	$0.43	$(2.22)	$2.68

Weighted average shares outstanding:
Basic	21,998	22,059	22,024	22,120
Diluted	21,998	22,059	22,024	22,120

Actual shares outstanding - end of period	21,990	22,058	21,990	22,058

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.